OPINION  AND  CONSENT  LETTER  OF  WILLIAM  M.  ZIERING,  ESQ.

February  2,  1999

Anything  Internet  Corporation
3020  North  El  Paso,  Suite  103
Colorado  Springs,  CO  80907

Re:  Anything  Internet  Corporation
     Registration  Statement  on  Form  SB-2

Ladies  and  Gentlemen:

Anything Internet Corporation, a Colorado corporation (the "Company"), proposes to issue up to 200,000 shares of Common Stock, no par value, subject to the underlying warrants issued in connection with a private placement of Units completed in December 1998 made in accordance with an exemption from registration under Regulation D, Rule 504 of the Securities Act, which entitles the holder to purchaser one share of Common Stock exercisable at $3.00 per share. The "Securities" are being registered by the Company pursuant to a Registration Statement on Form SB-2, File No. ___________ (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), filed with the Securities and Exchange Commission (the "Commission") on _________, 1999.

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In  rendering  the  following  opinion,  I  have  examined  and  relied upon the documents, and the reports (verbal and written) and certificates of public officials and directors of the Company as are specifically described below. In my examination, I have assumed the genuineness of all signatures, the authenticity, accuracy and completeness of the documents submitted to me as originals, and the conformity with the original documents of all documents submitted to us as copies. My examination was limited to the following:

1.   Certificate of Incorporation of the Company, as amended to date;
2.   of the Company, as amended to date;
3. Resolutions adopted on August 28, 1998, by the Shareholders of the Company authorizing the issuance of the Securities, certified by the Secretary of the Company;
4. The form of the Company's Common Stock Certificate in the form filed as an Exhibit to the Registration Statement; and
5. The Registration Statement, together with all amendments thereto, and exhibits filed in connection therewith.

I have not undertaken, nor do I intend to undertake, any independent investigation beyond such documents and records, or to verify the adequacy or accuracy of such documents and records.

Additionally, I have consulted with officers and directors of the Company and have obtained such statements and representations with respect to matters of fact as I considered necessary or appropriate in the circumstances to render the opinions contained herein. I have not independently verified the content of the factual statements, nor do I intend to do so.

Based upon and subject to the foregoing, it is my opinion that: The 200,000 shares of Common Stock to be sold (upon exercise of the warrants), subject to the effectiveness of the Registration Statement and compliance with applicable blue sky laws, when issued and delivered against payment therefore in accordance with the Registration Statement, will constitute legally issued, fully paid and nonassessable shares of Common Stock of the Company.

I consent to the filing of this opinion as an exhibit to any filing made with the Securities and Exchange Commission or under any state or other jurisdiction's securities act for the purpose of registering, qualifying or establishing eligibility for an exemption from registration or qualification of Securities described in the Registration Statement in connection with the offering described therein. Other than as provided in the preceding sentence, this opinion (i) is addressed solely to you, (ii) may not be relied upon by any

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other  party,  (iii)  covers  only  matters  of federal law and Colorado general corporate law, as now in effect, and nothing in this opinion shall be deemed to imply any opinion relating to the laws of any other jurisdiction, (iv) may not be quoted or reproduced or delivered by you to any other person, and (v) may not be relied upon for any other purposes whatsoever. Nothing herein shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above.

By giving you this opinion and consent, I do not admit that I am an expert with respect to any part of the Registration Statement with the meaning of the term "expert" as used in Section 11 of the Securities Act of 1993, as amended, or Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

The information set forth herein is as of the date of this letter. I disclaim any undertaking to advise you of changes which may be brought to my attention after the effective date of the Registration Statement.

Very  truly  yours,



/s/  William  M.  Ziering
-------------------------
     William  M.  Ziering

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